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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): June 25, 2004

                                UNITED NATURAL FOODS, INC.
                  (Exact Name of Registrant as Specified in Its Charter)

          Delaware                     000-21531                  05-0376157
(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
     of Incorporation)                                       Identification No.)

                                  260 Lake Road
                               Dayville, CT 06241
               (Address of Principal Executive Offices) (Zip Code)


                     (860) 779-2800 (Registrant's Telephone
                          Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

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Item 7. Financial Statements and Exhibits

      (a)   Financial Statements of Businesses Acquired: Not Applicable

      (b)   Pro Forma Financial Information: Not Applicable

      (c)   Exhibits.

            Exhibit No.       Description
            -----------       -----------

               4.1 First Amendment to Rights Agreement, dated as of June 25, 2004, between the Company and Continental Stock Transfer and Trust Company, as Rights Agent.

               99.1 Press Release, dated June 25, 2004, announcing that the Company's Board of Directors unanimously voted to amend the Company's stockholder rights plan to accelerate the final expiration date of the purchase rights issued thereunder.

Item 9. Regulation FD Disclosure

      On June 25, 2004, the Company issued a press release announcing that its Board of Directors unanimously voted to amend the Company's stockholder rights plan to accelerate the final expiration date of the purchase rights issued thereunder. Under the terms of the amendment, the purchase rights will now expire at the close of business on June 30, 2004, rather than February 22, 2010, as initially provided under the stockholder rights plan. The stockholder rights plan will be terminated upon the expiration of the purchase rights, thereby eliminating the stockholder rights plan altogether. Copies of the amendment and the press release are attached as exhibits to this Form 8-K.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         UNITED NATURAL FOODS, INC.


                                         By: /s/ Rick D. Puckett
                                             -------------------
                                             Rick D. Puckett
                                             Vice President, Treasurer and Chief
                                             Financial Officer

                                         Date: June 28, 2004

                                  EXHIBIT INDEX

  Exhibit No.     Description
  -----------     -----------

      4.1 First Amendment to Rights Agreement, dated as of June 25, 2004, between the Company and Continental Stock Transfer and Trust Company, as Rights Agent.

      99.1 Press Release, dated June 25, 2004, announcing that the Company's Board of Directors unanimously voted to amend the Company's stockholder rights plan to accelerate the final expiration date of the purchase rights issued thereunder.